Exhibit 1
                                                                       ---------

                            STOCK PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 1, 2000

                                     BETWEEN

                                   PSINET INC.

                                       AND

                              XPEDIOR INCORPORATED


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I Purchase and Sale....................................................1

Section 1.1  Purchase and Sale.................................................1
Section 1.2  Preferred Stock...................................................1
Section 1.3  Closing...........................................................1
Section 1.4  Deliveries at Closing.............................................1

ARTICLE II Representations and Warranties of Xpedior...........................2

Section 2.1  Organization and Qualification....................................2
Section 2.2  Capitalization....................................................2
Section 2.3  Authority Relative to this Agreement and the Transactions.........3
Section 2.4  No Conflicts; Required Filings and Consents.......................4
Section 2.5  Reports and Financial Statements..................................4
Section 2.6  Litigation........................................................6
Section 2.7  Absence of Certain Changes or Events..............................6
Section 2.8  Taxes.............................................................6
Section 2.9  Compliance with Applicable Laws...................................7
Section 2.10   Material Contracts..............................................7
Section 2.11   Restrictions on Business Activities.............................7
Section 2.12   Brokers; Expenses...............................................8
Section 2.13   Private Offering................................................8
Section 2.14   Investment Company..............................................8

ARTICLE III Representations and Warranties of PSINet...........................8

Section 3.1  Organization and Qualification....................................8
Section 3.2  Authority Relative to this Agreement..............................8
Section 3.3  No Conflicts, Required Filings and Consents.......................9
Section 3.4  Brokers...........................................................9
Section 3.5  Investment Intent.................................................9
Section 3.6  Status............................................................9

ARTICLE IV Covenants..........................................................10

Section 4.1   Access to Information...........................................10
Section 4.2   Furnishing of Information.......................................10
Section 4.3   Integration.....................................................10
Section 4.4   Adoption of Shareholder Rights Plan.............................11
Section 4.5   Transfer Restrictions...........................................11
Section 4.6   Acknowledgment of Dilution......................................12
Section 4.7   Copies and Use of Disclosure Materials..........................12
Section 4.8   Increase in Authorized Shares...................................12
Section 4.9   Listing of Underlying Shares....................................12
Section 4.10  Conversion Obligations of Xpedior...............................13
Section 4.11  Rights and Warrants.............................................13

                                      -i-
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ARTICLE V General Provisions..................................................13

Section 5.1   Survival of Representations, Warranties and Agreements..........13
Section 5.2   Notices.........................................................13
Section 5.3   Specific Performance............................................14
Section 5.4   Entire Agreement................................................14
Section 5.5   Assignments; Parties in Interest................................15
Section 5.6   Governing Law...................................................15
Section 5.7   Headings; Disclosure............................................15
Section 5.8   Certain Definitions and Rules of Construction...................15
Section 5.9   Counterparts....................................................18
Section 5.10  Severability....................................................18
Section 5.11  Fees and Expenses...............................................18
Section 5.12  Amendment.......................................................18
Section 5.13  Waiver..........................................................19


Exhibit A     Certificate of Designations
Exhibit B     Registration Rights Agreement


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                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this  "Agreement"),  dated as of November 1,
2000, is entered into by and between PSINet INC., a New York corporation ("PSINet"), and XPEDIOR INCORPORATED, a Delaware corporation ("Xpedior"). Capitalized terms used in this Agreement and not defined in context shall have the meanings ascribed to them in Section 5.8(a).

     WHEREAS, the respective Boards of Directors of PSINet and Xpedior have approved the issuance and sale by Xpedior to PSINet of an aggregate of 300,000 shares of Xpedior's Series B 9% Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), all upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                Purchase and Sale

     Section 1.1 Purchase and Sale. Upon and subject to the conditions of this Agreement, on the Closing Date, Xpedior shall issue and sell to PSINet, and PSINet shall purchase from Xpedior, 300,000 shares of Series B Preferred Stock for an aggregate purchase price of $15,000,000 (the "Purchase Price").

     Section 1.2 Preferred Stock. The Series B Preferred Stock shall have the powers, designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions as set forth in the Certificate of Designations in substantially the form attached hereto as Exhibit A (the "Certificate of Designations").

     Section 1.3 Closing. The closing of the Transactions (the "Closing") shall take place on November 2, 2000, unless another time is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York, unless another place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date".

     Section 1.4 Deliveries at Closing. At the Closing, (a) Xpedior shall deliver to PSINet (i) a certificate or certificates representing the Series B Preferred Stock, registered in the name of PSINet or its designee, in a form satisfactory to PSINet, (ii) an executed copy of the Registration Rights Agreement, dated as of the Closing Date, by and between Xpedior and PSINet, in substantially the form attached hereto as Exhibit B (the "Registration Rights Agreement"), and (iii) all other documents, instruments and writings required to have been delivered at or prior to the Closing by Xpedior pursuant to this Agreement or that PSINet may reasonably request; and (b) PSINet shall deliver to Xpedior (i) the Purchase Price, in immediately available funds, by wire transfer to the account or accounts designated in writing by Xpedior for such purpose prior to the Closing Date, (ii) an executed copy of the Registration Rights Agreement, and (iii) all

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other documents,  instruments and writings required to have been delivered at or prior to the Closing by PSINet pursuant to this Agreement or that Xpedior may reasonably request.

                                   ARTICLE II

                    Representations and Warranties of Xpedior

     Xpedior represents and warrants to PSINet that, except as disclosed on the Xpedior Disclosure Schedule which has been delivered to PSINet prior to the execution of this Agreement (the "Xpedior Disclosure Schedule"):

     Section 2.1 Organization and Qualification. Xpedior is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Xpedior's Subsidiaries is a corporation or limited liability company duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was formed. Each of Xpedior and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and, if applicable, is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so organized, qualified, licensed or in good standing, or to have such power and authority, when taken together with all other such failures would not have an Xpedior Material Adverse Effect. Xpedior has heretofore made available to PSINet a complete and correct copy of the certificate of incorporation, by-laws and other governing documents, each as amended to the date hereof, of Xpedior and each of its Subsidiaries.

     Section 2.2 Capitalization.

          (a) The authorized capital stock of Xpedior consists of 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares are designated as Series A 8 1/2% Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and of which 300,000 shares shall be designated as Series B 9% Cumulative Convertible Preferred Stock, par value $0.01 per share, pursuant to Section 1.2. As of October 30, 2000, (i) 51,371,738 shares of Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, (ii) an aggregate of 15,000,000 shares of Common Stock were reserved for issuance under stock options issuable pursuant to Xpedior's Stock Incentive Plan (the "Stock Options"), (iii) an aggregate of 2,000,000 shares of Common Stock were reserved for issuance pursuant to Xpedior's Employee Stock Purchase Plan (the "ESPP Shares"), (iv) 1,000,000 shares of Series A Preferred Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and (v) no shares of Series B Preferred Stock were issued or outstanding. As of September 30, 2000, there were outstanding Stock Options to purchase 11,004,672 shares of Common Stock, none of which will be subject to accelerated vesting or exercisability in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

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          (b) The Series B  Preferred  Stock and the Common  Stock  issuable  in payment of dividends upon, and upon conversion of, the Series B Preferred Stock, has been duly authorized and, when issued in accordance with this Agreement and the Certificate of Designations, will be validly issued, fully paid and
non-assessable,   free  and  clear  of  any  and  all  liens,  charges,  claims, encumbrances, restrictions and rights of first refusal or preemptive rights of any kind granted by or binding upon Xpedior (collectively, "Liens") other than restrictions imposed by federal and applicable state securities laws. Xpedior has an adequate reserve of Series B Preferred Stock and Common Stock to enable it to perform its conversion and other obligations under this Agreement and the Certificate of Designations, which number of reserved and available shares of Series B Preferred Stock and Common Stock is equal to, respectively, at least the number of shares of Series B Preferred Stock as is issuable pursuant to this Agreement and the number of shares of Common Stock as is issuable in payment of dividends upon, and upon conversion in full of, the Series B Preferred Stock, assuming the payment of all dividends in shares of Common Stock in accordance with the terms of the Certificate of Designations.

          (c) Except as set forth on the Xpedior Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, voting, buy-sell or other agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Xpedior or any of its Subsidiaries or obligating Xpedior or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Xpedior or any of its Subsidiaries. The ESPP Shares and all shares of capital stock of Xpedior and its Subsidiaries subject to issuance pursuant to the Stock Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Without limiting the generality of the foregoing, neither Xpedior nor any of its Subsidiaries has adopted a shareholder rights plan or similar plan or arrangement. As of the date of this Agreement, there are no outstanding contractual obligations of Xpedior or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Xpedior or any of its Subsidiaries or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person except as set forth on the Xpedior Disclosure Schedule. Except for the Registration Rights Agreement or as set forth on the Xpedior Disclosure Schedule, neither Xpedior nor any Person acting on its behalf has granted to any Person other than PSINet the right to (i) require Xpedior to file a registration statement under the Securities Act with respect to Common Stock or other securities of Xpedior held by them, or which they have a right to acquire, other than such rights as have heretofore been exercised and satisfied, or (ii) include any shares of Common Stock or other securities of Xpedior held by them, or which they have a right to acquire, in any registration statement filed by Xpedior.

          (d) Xpedior has taken action to cause Section 203 of the Delaware General Corporation Law to be inapplicable to Xpedior. The consummation of the Transactions will not cause PSINet to become an interested stockholder of Xpedior for the purposes of Section 203 of the Delaware General Corporation Law.

     Section 2.3 Authority Relative to this Agreement and the Transactions. Xpedior has all necessary power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and to consummate the Transactions.

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The  execution  and  delivery  of this  Agreement  and the  Registration  Rights
Agreement by Xpedior, and the consummation by Xpedior of the Transactions, have been duly and validly authorized by all necessary corporate action of the stockholders and of the board of directors of Xpedior and no other corporate or stockholder proceedings on the part of Xpedior are necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement, or to consummate the Transactions. This Agreement and the Registration Rights Agreement, have each been duly and validly executed and delivered by Xpedior and, assuming the due authorization, execution and delivery hereof by PSINet, if applicable, constitutes a legal, valid and binding obligation of Xpedior, enforceable against Xpedior in accordance with its terms.

     Section 2.4 No Conflicts; Required Filings and Consents.


          (a) The execution and delivery of this Agreement and the Registration Rights Agreement by Xpedior do not, and the performance of this Agreement and consummation of the Transactions by Xpedior will not, (i) conflict with or violate the certificate of incorporation, by-laws or other governing documents of Xpedior or any of its Subsidiaries, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 2.4(b) have been received and any condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with or violate any Law applicable to Xpedior or any of its Subsidiaries or by which any property or asset of Xpedior or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Xpedior or any of its Subsidiaries pursuant to, any contract, agreement, note, bond, mortgage, indenture, credit agreement, lease, license, permit, franchise or other instrument or obligation to which Xpedior or any of its Subsidiaries is a party or by which Xpedior or any of its Subsidiaries or any property or asset of Xpedior or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above that would not have an Xpedior Material Adverse Effect or would not prevent or materially delay the consummation of the Transactions.

          (b) The execution and delivery of this Agreement and the Registration Rights Agreement by Xpedior do not, and the performance of this Agreement and the Registration Rights Agreement and consummation of the Transactions by Xpedior will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational (a "Governmental Entity"), except for (i) filings pursuant to exemptions from the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities or "blue sky" laws ("Blue Sky Laws") in connection with the sale and issuance of the Series B Preferred Stock,
(ii) filing of one or more Nasdaq Additional Shares Listing Applications in connection with the issuance and sale of the Common Stock into which the Series B Preferred Stock is convertible or with which dividends upon the Series B Preferred Stock may be paid, and (iii) filing and recordation of the Certificate of Designations as required by the Delaware General Corporation Law, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have an Xpedior Material Adverse Effect or would not prevent or materially delay the consummation of the Transactions.

     Section 2.5 Reports and Financial Statements.


          (a) Xpedior has filed with the U.S. Securities and Exchange Commission (the "SEC") all forms, reports, schedules, registration statements, definitive proxy statements, information statements and other filings ("SEC Reports") required to be filed by it with the SEC since December 1, 1999. As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. As of their respective dates and as of the date any information from such SEC Reports has been incorporated by reference, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Xpedior has filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the SEC Reports.

          (b) The consolidated balance sheets of Xpedior as of December 31, 1999, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999 and 1998 and the period from March 27, 1997 through December 31, 1997 (including the related notes and schedules thereto) contained in Xpedior's Form 10-K for the year ended December 31, 1999 (the "Annual Financial Statements") present fairly, in all material respects, the consolidated financial position and the consolidated results of operations, retained earnings and cash flows of Xpedior and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as otherwise noted therein, including in the related notes.

          (c) The consolidated balance sheets and the related statements of operations and cash flows (including, in each case, the related notes thereto) contained in Xpedior's Form 10-Q for the quarterly periods ended June 30, 2000 and March 31, 2000 (the "Quarterly Financial Statements" and, together with the Annual Financial Statements, the "Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the consolidated financial position, results of operations and cash flows of Xpedior and its consolidated Subsidiaries for all periods presented therein.

          (d) Except as described in the SEC Reports or as set forth on the Xpedior Disclosure Schedule, the adoption of SEC Staff Accounting Bulletin No. 101 (Revenue Recognition in Financial Statements) effective January 1, 2000 has not adversely impacted, and will not adversely impact, in any material respect, the amount or timing of revenue recognition by Xpedior or any of its Subsidiaries as compared to their prior revenue recognition practices.

          (e) Except for those liabilities that are fully reflected or reserved against on the Financial Statements or as set forth on the Xpedior Disclosure Schedule, neither Xpedior nor any of its Subsidiaries has outstanding any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP, except for liabilities and obligations which have been incurred since June 30, 2000 in the ordinary course of business which are not material in nature or amount.

     Section 2.6 Litigation. Except as disclosed in the SEC Reports or on the Xpedior Disclosure Schedule, as of the date hereof, there is no civil, criminal or administrative suit, action or proceeding pending or, to the knowledge of Xpedior, threatened against or affecting Xpedior or any of its Subsidiaries that would have an Xpedior Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Xpedior or any of its Subsidiaries that would have an Xpedior Material Adverse Effect.

     Section 2.7 Absence of Certain Changes or Events. Except as disclosed in the SEC Reports or on the Xpedior Disclosure Schedule, or as permitted by
Section 4.1 for events after the date hereof, since June 30, 2000, Xpedior and each of its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice, and since such date there has not been (a) any Xpedior Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Xpedior's or any of its Subsidiaries' capital stock, or any redemption, purchase or other acquisition of any of its or any of its Subsidiaries' capital stock, (c) any split, combination or reclassification of any of Xpedior's or any of its Subsidiaries' capital stock or, except with respect to the Stock Options and the ESPP Shares, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any shares of any of Xpedior's or any of its Subsidiaries' capital stock, (d) any granting by Xpedior or any of its Subsidiaries to any officer of Xpedior or any of its Subsidiaries of any increase in compensation or any rights with respect to compensation in the event of a "change in control" (however defined) of Xpedior, except in the ordinary course of business consistent with prior practice or as required under employment agreements in effect as of June 30, 2000, copies of which have been provided previously to PSINet, (e) any granting by Xpedior or any of its Subsidiaries to any officer or any group or class of employees of Xpedior of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of June 30, 2000, copies of which have been provided previously to PSINet, or as previously disclosed to PSINet, (f) any entry by Xpedior or any of its Subsidiaries into any employment, severance or termination agreement with any officer of Xpedior, or any increase in benefits available under, or establishment of, any Benefit Plan, except in the ordinary course of business consistent with past practice or as previously disclosed to PSINet, or (g) any material change in accounting methods, principles or practices by Xpedior, except insofar as may have been required by a change in GAAP.

     Section 2.8 Taxes. Xpedior and each of its Subsidiaries have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Xpedior or any of its Subsidiaries prior to the date hereof. All of the foregoing returns and reports are true and correct in all material respects, and Xpedior and its Subsidiaries have paid or, prior to the Closing Date will pay, all Taxes shown on such returns or reports as being due.

     Section 2.9 Compliance with Applicable Laws. Xpedior and each of its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted or presently intended to be conducted, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have an Xpedior Material Adverse Effect. The Permits are valid and in full force and effect except as would not have an Xpedior Material Adverse Effect. Except as set forth in the SEC Reports filed prior to the date hereof, the businesses of each of Xpedior and each of its Subsidiaries have not been, and are not being, conducted in violation of any Permit or any Law, arbitration award, agency requirement, license or permit of any Governmental Entity (a "Governmental Regulation"), except for violations or possible violations that would not have an Xpedior Material Adverse Effect or prevent or materially burden or materially impair the ability of Xpedior to consummate the Transactions. Except as set forth in the SEC Reports filed prior to the date hereof, no material investigation or review by any Governmental Entity with respect to Xpedior or any of its Subsidiaries is pending or, to Xpedior's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review. No material change is required in Xpedior's or any of its Subsidiaries' operations, properties or procedures to comply with any Permit, Law or Governmental Regulation, and Xpedior has not received any notice or communication of any material noncompliance with any Permit or Governmental Regulation that has not been cured as of the date hereof, except as would not have an Xpedior Material Adverse Effect.

     Section 2.10 Material Contracts. Neither Xpedior nor any of its Subsidiaries is a party or is subject to any contract, note, bond, mortgage, indenture, credit agreement, lease, license, agreement, understanding, instrument, bid or proposal (excluding any contract or arrangement that is or is associated with a Benefit Plan), or any amendment or modification thereto (collectively, "Contracts"), that is required to be described in or filed as an exhibit to any SEC Report that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All Contracts to which Xpedior or any of its Subsidiaries is a party, or by which any of them is bound, are valid and binding and are in full force and effect and enforceable against Xpedior, its Subsidiaries and, to the knowledge of Xpedior, the other party or parties thereto in accordance with their respective terms, and no consent of any Person is needed in order for each Contract to continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Transactions, except for any failure to be in full force and effect or failure to obtain a consent that would not, in the aggregate with all other such failures, have an Xpedior Material Adverse Effect. Neither Xpedior nor any of its Subsidiaries is in violation or breach of, or default in any material respect under, any Contract to which it is a party or by which it is bound, nor, to Xpedior's knowledge, is any other party to any such Contract in violation or breach of or default in any material respect under any such Contract.

     Section 2.11 Restrictions on Business Activities. Except as set forth on the Xpedior Disclosure Schedule, there is no Contract, judgment, injunction, order or decree binding upon

Xpedior or any of its Subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing (a) any material business practice of Xpedior, any of its Subsidiaries or, to the knowledge of Xpedior, PSINet or any of its Affiliates, or (b) the conduct of any material business by Xpedior, any of its Subsidiaries or, to the knowledge of Xpedior, PSINet or any of its Affiliates, as currently conducted or as currently proposed to be conducted by Xpedior and its Subsidiaries.

     Section 2.12 Brokers; Expenses. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of Xpedior.

     Section 2.13 Private Offering.


          (a) Neither Xpedior nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Series B Preferred Stock (or the Common Stock into which the Series B Preferred Stock is convertible or with which dividends upon the Series B Preferred Stock may be paid) to the registration requirement of Section 5 of the Securities Act, or that would make the Transactions ineligible for exemption under Rule 506 promulgated under the Securities Act. Assuming the accuracy of the representations and warranties of PSINet set forth in this Agreement, the offer, sale and issuance of the Series B Preferred Stock to PSINet pursuant to this Agreement is exempt from the registration requirement of Section 5 of the Securities Act.

          (b) Neither Xpedior nor any Person acting on its behalf has distributed any offering materials in connection with the offering and sale of the Series B Preferred Stock, or solicited any offer to buy or sell the Series B Preferred Stock by means of any form of general solicitation or advertising.

          (c) Neither Xpedior nor any Person acting on its behalf has issued or sold, or offered to issue or sell, any shares of Series B Preferred Stock to any Person other than PSINet.

     Section 2.14 Investment Company. Xpedior is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                  ARTICLE III

                    Representations and Warranties of PSINet

     PSINet represents and warrants to Xpedior that, except as disclosed on the PSINet Disclosure Schedule which has been delivered to Xpedior prior to the execution of this Agreement (the "PSINet Disclosure Schedule"):

     Section 3.1 Organization and Qualification. PSINet is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     Section 3.2 Authority Relative to this Agreement. PSINet has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by PSINet, and the consummation by PSINet of the Transactions, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of PSINet are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by PSINet and, assuming the due authorization, execution and delivery hereof by Xpedior, constitutes a legal, valid and binding obligation of PSINet, enforceable against PSINet in accordance with its terms.

     Section 3.3 No Conflicts, Required Filings and Consents.


          (a) The execution and delivery of this Agreement by PSINet does not, and the performance of this Agreement and consummation of the Transactions by PSINet will not, (i) conflict with or violate the certificate of incorporation or by-laws of PSINet, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 3.3(b) have been received and any condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with or violate any Law applicable to PSINet or by which any property or asset of PSINet is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of PSINet pursuant to, any contract, agreement, note, bond, mortgage, indenture, credit agreement, lease, license, permit, franchise or other instrument or obligation to which PSINet is a party or by which PSINet or any property or asset of PSINet is bound or affected, except in the case of clauses (ii) or (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above that would not prevent or materially delay the consummation of the Transactions.

          (b) The execution and delivery of this Agreement by PSINet does not, and the performance of this Agreement and consummation of the Transactions by PSINet will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Entity, except as required pursuant to the Exchange Act, Merger Control Laws, and regulations promulgated thereunder, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the consummation of the Transactions.

     Section 3.4 Brokers. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of PSINet.

     Section 3.5 Investment Intent. PSINet is acquiring the Series B Preferred Stock for its own account for investment purposes only and not with a view to or for distributing or reselling such Series B Preferred Stock, or any part thereof or interest therein; provided, however, that this Section 3.5 shall not prejudice in any way PSINet's right at all times to sell or otherwise convert or dispose of all or any part of the Series B Preferred Stock (or all or any part of the Common Stock issuable as a dividend upon the Series B Preferred Stock or into which the Series B Preferred Stock may be converted) pursuant to an effective registration statement under the

Securities Act, or under an exemption from such registration, and, in each case, in compliance with applicable Blue Sky Laws.

     Section 3.6 Status. PSINet is, and at the Closing Date, will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.



                                   ARTICLE IV

                                    Covenants

     Section 4.1 Access to Information. As soon as practicable after the date hereof, Xpedior shall use its reasonable best efforts to cooperate with and assist PSINet and PSINet's independent public accountants in the compilation and preparation of all financial statements and financial statement schedules of Xpedior in accordance with GAAP, and to obtain such reports and consents of Xpedior's independent public accountants, as may be necessary or deemed advisable by PSINet to comply with its SEC reporting and disclosure requirements, if any. Xpedior shall deliver to PSINet's independent public accountants or Xpedior's independent public accountants all engagement letters and management representation letters as may be reasonably requested by PSINet or such accountants. Xpedior shall use its reasonable best efforts to cause its independent public accountants to cooperate with and assist PSINet and its independent public accountants in the preparation of any financial statements contemplated by this Section 4.1.

     Section 4.2 Furnishing of Information. As long as PSINet owns any shares of Series B Preferred Stock or Common Stock, Xpedior covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Xpedior after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which PSINet may resell all of the shares of Common Stock acquired by it as a dividend upon, or upon conversion of, the Series B Preferred Stock without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to Xpedior, which may be counsel employed by Xpedior, pursuant to a written opinion letter to such effect, if necessary, addressed and acceptable to Xpedior's transfer agent for the benefit of and also addressed to PSINet) Xpedior is not required to file reports pursuant to such sections, it will prepare and furnish to PSINet, and make publicly available, information in accordance with Rule 144(c) promulgated under the Securities Act. Xpedior further covenants that it will take such further action as any holder of Series B Preferred Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing the legal opinion referenced above in this
Section 4.2 (if required by Xpedior's transfer agent). Upon the request of any such Person, Xpedior shall deliver to such Person a written certification of Xpedior executed by a duly authorized officer on behalf of Xpedior as to whether it has complied with such requirements of Rule 144(c).

     Section 4.3 Integration. Xpedior shall not, and shall use its reasonable best efforts to ensure that none of its Affiliates, agents or representatives shall, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Series B Preferred Stock in a manner that would require the registration under the Securities Act of the issue or sale of the Series B Preferred Stock to PSINet.

     Section 4.4 Adoption of Shareholder Rights Plan. As long as PSINet or any of its Affiliates owns any shares of Series B Preferred Stock or Common Stock, Xpedior covenants not to implement a shareholder rights plan, arrangement or any similar plan or agreement.

     Section 4.5 Transfer Restrictions.


          (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to Xpedior, or pursuant to an available exemption therefrom or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to Xpedior, Xpedior may require that the transferor thereof provide to Xpedior an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Xpedior, to the effect that such transfer does not require registration under the Securities Act. Except as otherwise expressly provided herein, the Series B Preferred Stock may not be sold, hypothecated (other than pursuant to a bona fide loan arrangement with a broker, dealer or financial institution), transferred or otherwise conveyed by PSINet or any direct or indirect permitted transferee thereof without the prior written consent of Xpedior, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Xpedior hereby consents to and agrees to register on its book and records (i) any transfer by PSINet to
(A) any Affiliate of PSINet, or (B) any Affiliate of a permitted transferee company, and (ii) any transfers among any such Affiliates or permitted transferees. With respect to any such transfer, no documentation shall be required other than (i) executed transfer documents, and (ii) an executed instrument of such transferee pursuant to which such transferee makes representations and warranties to Xpedior to the same effect as those as set forth in Sections 3.5 and 3.6 and agrees to be bound by the terms of this Agreement and the Registration Rights Agreement. Any transferee of Securities pursuant to this Section 4.5(a) shall have the rights and obligations of PSINet under this Agreement and of a "Holder" under the Registration Rights Agreement.

          (b) PSINet  agrees to the  imprinting,  so long as is required by this
Section 4.5(b) of the following legend on the Securities:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

         REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Securities shall not contain the legend set forth above if the conversion of Series B Preferred Stock, or other issuance of such Securities, occurs at any time while a registration statement is effective with respect thereto under the Securities Act or, in the event there is not such an effective registration statement at such time, if in the opinion of counsel to Xpedior such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncement issued by the staff of the SEC). Xpedior agrees that it will provide PSINet, upon request, with a certificate or certificates representing the Securities, free from such legend, at such time as such legend is no longer required hereunder. Xpedior shall not make any notation on its records or give any instructions to any transfer agent of Xpedior which enlarge the restrictions on transfer set forth in this Section 4.5.

     Section 4.6 Acknowledgment of Dilution. Xpedior acknowledges that the issuance of the Common Stock upon conversion of the Series B Preferred Stock may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. Xpedior further acknowledges that, subject to the terms of the Certificate of Designations and applicable Law, after the Closing its obligations to issue Common Stock in accordance with the terms of the Series B Preferred Stock are unconditional and absolute regardless of the effect of any such dilution.

     Section 4.7 Copies and Use of Disclosure Materials. Xpedior consents to the use of the SEC Reports, any reports filed by Xpedior under the Exchange Act after the date hereof and any information provided by Xpedior pursuant to
Section 4.2 of this Agreement, and any amendments and supplements thereto, by PSINet in connection with resales of the Securities other than pursuant to an effective registration statement. Xpedior makes no representation or warranty as to the continued completeness or accuracy of any of the SEC Reports or any other such reports and undertakes no obligations to update any of the SEC Reports or any such reports after the Closing Date, except as and to the extent required under the Exchange Act and the Registration Rights Agreement.

     Section 4.8 Increase in Authorized Shares. At such time or times as Xpedior would be, if a notice of conversion were to be delivered on such date, precluded from converting the then outstanding Series B Preferred Stock by reason of an insufficient number of authorized shares of Common Stock then being authorized for issuance, the Board of Directors of Xpedior shall take the actions set forth in the Certificate of Designations.

     Section 4.9 Listing of Underlying Shares. Xpedior shall use its reasonable best efforts to maintain the listing of its Common Stock on the Nasdaq National Market (or any other national securities exchange or market on which the Common Stock is then listed or quoted). In addition, if at any time the number of shares of Common Stock then issuable upon conversion of all then issued shares of Series B Preferred Stock, plus the number of shares of Common Stock reserved for issuance upon payment of dividends upon the Series B Preferred Stock (assuming all dividends are paid in shares of Common Stock), is greater than the number of shares of Common Stock theretofore listed with the Nasdaq National Market (and any such other national securities exchange or market), then Xpedior shall promptly take such action to file an additional shares listing application so that a number of shares equal to the number of shares of Common Stock as would then be issuable upon conversion of all of the Series B Preferred Stock, plus the number of shares of Common Stock reserved for issuance upon payment of dividends upon the Series B Preferred Stock (assuming all dividends are paid in shares of Common Stock), shall have been listed with the Nasdaq National Market (and any such other national securities exchange or market).

     Section 4.10 Conversion Obligations of Xpedior. Xpedior shall honor conversions of the Series B Preferred Stock and shall deliver the Common Stock in accordance with the terms and conditions and time periods set forth in the Certificate of Designations. Each of the parties hereto agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 4.10 and to enforce specifically this Section
4.10 and the terms and provisions of this Section 4.10 in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

     Section 4.11 Rights and Warrants. If Xpedior, at any time while any shares of Series B Preferred Stock are outstanding, shall issue any rights and/or warrants to all of the holders of Common Stock as a class entitling them to subscribe for or purchase shares of Common Stock, then PSINet shall receive an amount of such rights and/or warrants equal to the number of rights and/or warrants it would have received, at the time of issuance of such rights and/or warrants, if it had then converted all of its shares of Series B Preferred Stock and if all dividends due but not yet paid on the Series B Preferred Stock had been paid in shares of Common Stock.

                                   ARTICLE V

                              Conditions Precedent

     Section  5.1   Conditions   to  Each  Party's   Obligation  to  Effect  the
Transactions. The respective obligations of each party to effect the Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following condition: the consummation of the Transactions shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction.

     Section 5.2 Conditions to the Obligation of Xpedior to Effect the Transactions. The obligation of Xpedior to effect the Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived by Xpedior:

          (a) The representations and warranties of PSINet contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date; provided, however, that (i) this condition shall be deemed to be satisfied if (A) all inaccuracies in the representations and warranties of PSINet (other than those set forth in Sections
3.1 and 3.2), without taking into account any qualifications as to materiality, in the aggregate, do not constitute a PSINet Material Adverse Effect, and (B) the representations and warranties set forth in Sections 3.1 and 3.2 are true and correct in all material respects, and (ii) such representations and warranties which are made as of a specific date need only be true as of such date. Xpedior shall have received a certificate of an authorized officer of PSINet, on behalf of PSINet, to such effect.

          (b) PSINet shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement on or before the Closing Date, and Xpedior shall have received a certificate of an authorized officer of PSINet, on behalf of PSINet, to such effect.

          (c) PSINet shall have executed and delivered to Xpedior a copy of the Registration Rights Agreement and all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by PSINet pursuant to this Agreement or that Xpedior may reasonably request.

     Section  5.3   Conditions  to  the  Obligation  of  PSINet  to  Effect  the
Transactions. The obligation of PSINet to effect the Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived by PSINet:

          (a) The representations and warranties of Xpedior contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date; provided, however, that (i) this condition shall be deemed to be satisfied if (A) all inaccuracies in the representations and warranties of Xpedior (other than those set forth in Sections 2.1 through 2.3), without taking into account any qualifications as to materiality, in the aggregate, do not constitute an Xpedior Material Adverse Effect, and (B) the representations and warranties set forth in Sections 2.1 through 2.3 are true and correct in all material respects, and (ii) such representations and warranties which are made as of a specific date need only be true as of such date. PSINet shall have received a certificate of an authorized officer of Xpedior, on behalf of Xpedior, to such effect.

          (b) Xpedior shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement on or before the Closing Date, and PSINet shall have received a certificate of an authorized officer of Xpedior, on behalf of Xpedior, to such effect.

          (c) Xpedior shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

          (d) Xpedior shall have executed and delivered to PSINet a certificate or certificates representing the Series B Preferred Stock, registered in the name of PSINet or its designee, in a form satisfactory to PSINet, a copy of the Registration Rights Agreement and all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by Xpedior pursuant to this Agreement or that PSINet may reasonably request.

                                   ARTICLE VI

                                   Termination

     Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:


          (a) By mutual written consent of PSINet and Xpedior;

          (b) By Xpedior, upon a material breach of this Agreement on the part of PSINet which has not been cured and which would cause the conditions set forth in Section 5.2 to be incapable of being satisfied by November 30, 2000;

          (c) By PSINet, upon a material breach of this Agreement on the part of Xpedior which has not been cured and which would cause the conditions set forth in Section 5.3 to be incapable of being satisfied by November 30, 2000; or

          (d) By PSINet or Xpedior if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which, after reasonable efforts on the part of PSINet and Xpedior to resist, resolve or lift, permanently restrains, enjoins or otherwise prohibits the Transactions and such order, judgment, decree, injunction or ruling shall have become final and nonappealable.

     Section 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of PSINet or Xpedior or any of their respective officers or directors, provided that Sections 2.12 and
3.4 (Brokers), this Section 6.2, Section 6.3 (Fees and Expenses) and Section 7.6 (Governing Law) shall survive the termination and remain in full force and effect; and provided further that each party shall remain liable for any breaches prior to the termination of this Agreement with respect to such party's covenants hereunder and representations and warranties hereunder that were known by such party to be untrue when made.

     Section 6.3 Fees and Expenses. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except as otherwise provided in Section 6.2.

                                  ARTICLE VII

                               General Provisions

     Section 7.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement shall survive the Closing.

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     Section  7.2  Notices.  All  notices  or other  communications  under  this
Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to Xpedior:

           Xpedior Incorporated
           One North Franklin, Suite 1500
           Chicago, Illinois 60606
           Attention:   Executive Vice President and Chief Operating Officer
           Telecopy:    (312) 251-2460

     With a copy to:

           Xpedior Incorporated
           35 Corporate Drive, 4th Floor
           Burlington, Massachusetts 01803

           Attention:  Caesar J. Belbel, Esq., Senior Vice President,
                        General Counsel and Secretary
           Telecopy:  (781) 685-4726

     And to:

           Ropes & Gray
           One International Place
           Boston, Massachusetts 02110
           Attention:   Ann L. Milner, Esq.
           Telecopy:    (617) 951-7050

     If to PSINet:

           PSINet Inc.
           44983 Knoll Square
           Alexandria, Virginia 20147
           Attention:   Chief Financial Officer
           Telecopy:    (703) 726-4250

     With a copy to:

           PSINet Inc.
           44983 Knoll Square
           Alexandria, Virginia 20147
           Attention:   Kathleen B. Horne, Esq., Senior Vice
                        President and General Counsel

           Telecopy:    (703) 726-5254

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     And to:

           Nixon Peabody LLP
           437 Madison Avenue
           New York, New York 10022

           Attention:   Richard F. Langan, Jr., Esq.
           Telecopy:    (212) 940-9940

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 5.2.

     Section 7.3 Specific Performance. The parties hereto agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement, the Certificate of Designations or the Registration Rights Agreement, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, the Certificate of Designations or the Registration Rights Agreement, at Law or in equity.

     Section 7.4 Entire Agreement. This Agreement, the Certificate of Designations and the Registration Rights Agreement (including the documents and instruments referred to herein and therein) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     Section 7.5 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of (a) each party hereto, and (b) any permitted transferee of the Series B Preferred Stock (or the Common Stock issuable in payment of dividends upon, or upon conversion of, the Series B Preferred Stock), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

     Section 7.6 Governing Law. This Agreement shall be governed in all respects by the Laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of Law). The non-exclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance hereof shall be the courts located in Newcastle County, Delaware, and the parties hereto each consents to and hereby submits to the jurisdiction of any court located in Newcastle County, Delaware or any Federal courts located in Delaware.

     Section 7.7 Headings; Disclosure. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any disclosure by Xpedior or PSINet in any portion of its respective Disclosure Schedule shall be deemed disclosure in each other portion of such Disclosure Schedule to which such disclosure reasonably relates on its face.

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     Section 7.8 Certain Definitions and Rules of Construction.


          (a) As used in this Agreement:

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble to this Agreement.

         "Annual Financial Statements" has the meaning set forth in Section 2.5(b).

         "Blue Sky Laws" has the meaning set forth in Section 2.4(b).

         "Certificate of Designations" has the meaning set forth in Section 1.2.

         "Closing" has the meaning set forth in Section 1.3.

         "Closing Date" has the meaning set forth in Section 1.3.

         "Common Stock" has the meaning set forth in Section 2.2(a).

         "Contracts" has the meaning set forth in Section 2.10.

         "Debt" means, with respect to any Person, all indebtedness of such Person for borrowed money or the deferred purchase price of property or services (excluding trade payables and other accrued current liabilities arising in the ordinary course of business), obligations of such Person evidenced by bonds, notes, indentures or similar instruments, obligations of such Person under interest rate agreements, currency hedging agreements, commodity price protection agreements or similar hedging instruments, capital lease obligations of such Person, redeemable capital stock of such Person and any other obligations of such Person classified as indebtedness under GAAP.

         "ESPP Shares" has the meaning set forth in Section 2.2(a).

         "Exchange Act" has the meaning set forth in Section 2.5(a).

         "Financial Statements" has the meaning set forth in Section 2.5(c).

         "GAAP" has the meaning set forth in Section 2.5(b).

         "Governmental Entity" has the meaning set forth in Section 2.4(b).

         "Governmental Regulation" has the meaning set forth in Section 2.11.

         "Law" or "Laws" means any domestic (federal, state or local), foreign or supranational law, rule, regulation, order, judgment or decree.

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         "Liens" has the meaning set forth in Section 2.2(b).

         "Merger Control Laws" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, and the Law of any other Governmental Entity with respect to competition, mergers or other business combinations.

         "Permits" has the meaning set forth in Section 2.9.

         "Person" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

         "PSINet" has the meaning set forth in the preamble to this Agreement.

         "PSINet Material Adverse Effect" means any circumstance, event or occurrence, or any series of circumstances, events or occurrences, which individually or in the aggregate with all other circumstances, events or occurrences would be reasonably likely to have a material adverse effect on the business, assets, operations, financial condition, revenues or results of operations of PSINet and its Subsidiaries taken as a whole, other than any change, circumstances or effect relating to (i) a change after the date of this Agreement in Law or GAAP, or in any interpretations thereof, that applies to PSINet or its Subsidiaries, (ii) the economy or securities markets in general, or (iii) the industries in which PSINet operates in general and not specifically relating to PSINet.

         "PSINet Disclosure Schedule" has the meaning set forth in Article III, Introduction.

         "Purchase Price" has the meaning set forth in Section 1.1.

         "Quarterly Financial Statements" has the meaning set forth in Section 2.5(c).

         "Registration  Rights  Agreement"  has the meaning set forth in Section
1.4.

         "SEC" has the meaning set forth in Section 2.5(a).

         "SEC Reports" has the meaning set forth in Section 2.5(a).

         "Securities" means the Series B Preferred Stock and the Common Stock issued or issuable as dividends upon, or upon conversion of, Series B Preferred Stock.

         "Securities Act" has the meaning set forth in Section 2.4(b).

         "Series A Preferred Stock" has the meaning set forth in Section 2.2(a).

         "Series B Preferred Stock" has the meaning set forth in the preamble to this Agreement.

         "Stock Options" has the meaning set forth in Section 2.2(a).

         "Subsidiary" or "Subsidiaries" means, with respect to PSINet, Xpedior or any other Person, any corporation, partnership, joint venture or other legal entity of which PSINet, Xpedior

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or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Tax" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or addition to tax imposed by, any Governmental Entity.

         "Transactions" means the transactions contemplated by this Agreement, the Certificate of Designations and the Registration Rights Agreement.

         "Xpedior" has the meaning set forth in the preamble to this Agreement.

         "Xpedior Disclosure Schedule" has the meaning set forth in Article II, Introduction.

         "Xpedior  Material  Adverse  Effect" means any  circumstance,  event or occurrence, or any series of circumstances, events or occurrences, which individually or in the aggregate with all other circumstances, events or occurrences would be reasonably likely to have a material adverse effect on the business, assets, operations, financial condition, revenues or results of operations of Xpedior and its Subsidiaries taken as a whole, other than any change, circumstances or effect relating to (i) a change after the date of this Agreement in Law or GAAP, or in any interpretations thereof, that applies to Xpedior or its Subsidiaries, (ii) the economy or securities markets in general, or (iii) the industries in which Xpedior operates in general and not specifically relating to Xpedior.

          (b) Other Rules of Construction.

               (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

               (ii) The words "include", "including" and "includes" shall each be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement. The word "or" shall be deemed to be inclusive.

               (iii) This Agreement is the joint drafting product of PSINet and Xpedior, and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

               (iv) In each case in this Agreement where this Agreement or a Contract is represented or warranted to be enforceable, such representation or warranty will be deemed to

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include a limitation thereon to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at Law.

               (v) All references in this Agreement to financial terms shall be deemed to refer to such terms as they are defined under GAAP, consistently applied.

     Section 7.9 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     Section 7.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the Transactions are not affected in any manner materially adverse to either party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

     Section 7.11 Fees and Expenses. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

     Section 7.12 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.13 Waiver. At any time prior to the Closing, the parties hereto may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties by the other party contained herein or in any documents delivered by the other party pursuant hereto, and (c) waive compliance with any of the agreements of the other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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     IN WITNESS WHEREOF, PSINet and Xpedior have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                   PSINET INC.

                                   By: /s/ Lawrence E. Hyatt
                                      ------------------------------------------
                                      Name:   Lawrence E. Hyatt
                                      Title:  Executive Vice President


                                   XPEDIOR INCORPORATED


                                   By: /s/ J. Brian Farrar
                                      ------------------------------------------
                                      Name:   J. Brian Farrar
                                      Title:  President